UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2007
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
110 East Elk St.
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On August 7, 2007, Commodity Specialist Company (“CSC”) sold its distillers dried grains marketing business to CHS, Inc. (“CHS”). In connection with this sale, CSC assigned all of its rights and duties under that certain Distiller’s Grains Marketing Agreement, dated March 2, 2006 (the “Marketing Agreement”), between CSC and Siouxland Ethanol, LLC (the “Company”) to CHS and CHS agreed to assume all such rights and duties. The assignment to, and assumption of CSC’s rights and duties under the Marketing Agreement by, CHS was subject to the consent of the Company which was granted on September 24, 2007. The Company also entered into a modification of the terms of the Marketing Agreement which allows the Company to market distiller’s dried grains produced at the Company’s Jackson, Nebraska ethanol plant to any person within a 60 mile radius of Jackson, Nebraska without the payment of any commission, cost penalty or fee to CHS commencing October 1, 2007. All other terms of the Marketing Agreement remain unchanged. There is no relationship between the Company and CSC or CHS.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
September 25, 2007	/s/ Tom Lynch
Tom Lynch, President